UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2017

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas		66211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Grant of Awards to Executive Officers Under the Tallgrass MLP GP, LLC Long-Term Incentive Plan

On August 2, 2017, the board of directors of Tallgrass MLP GP, LLC (the “Company”), the general partner of Tallgrass Energy Partners, LP (the “Partnership”), and the board of directors of TEGP Management, LLC, the general partner of Tallgrass Energy GP, LP, the managing member of Tallgrass Equity, LLC, the sole member of the Company, approved the following grants of equity participation units (“Equity Participation Units”) to the following executive officers of the Company:

Grants of Awards to Executive Officers

Executive Officer	Number of Equity Participation Units
Christopher Jones	90,000
Gary Watkins	35,000

The Equity Participation Units were granted according to the terms of the Tallgrass MLP GP, LLC Long-Term Incentive Plan and are subject to an Equity Participation Unit Agreement (the “Equity Participation Unit Agreement”).

The Equity Participation Unit Agreement contemplates that all of the Equity Participation Units subject to each individual grant will vest on the earliest date on or after April 1, 2021, on which the average compounded annual distribution growth rate for regular quarterly Partnership distributions, based upon the regular quarterly distribution paid by the Partnership on, or immediately prior to, such date is at least 5% over the annualized distribution rate of $3.34 per common unit, as determined by the board of directors of the Company (the “Distribution Hurdle Date”). In order to vest, each recipient of the individual grant must remain continuously employed with the Company or its affiliates through the Distribution Hurdle Date. If the Distribution Hurdle Date has not occurred by the seventh anniversary of the grant date, each individual grant will expire and terminate and no vesting of Equity Participation Units will occur thereafter. In certain circumstances, all unvested Equity Participation Units will be accelerated as specified in more detail in the Equity Participation Unit Agreement.

The Equity Participation Unit Agreement contains non-competition and non-solicitation restrictions, pursuant to which the individual will not be permitted to compete with the Company in certain circumstances for a period beginning on the grant and ending 18 months following termination of employment (if vesting occurs). The Equity Participation Unit Agreement also contains a non-disparagement covenant with respect to the Company and its affiliates.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Equity Participation Unit Agreement, which will be filed as an exhibit to the Partnership’s Form 10-Q for the quarter ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

	By:	Tallgrass MLP GP, LLC,
its general partner

Date: August 2, 2017	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer